Exhibit 2.2

BYLAWS
OF
COMMUNITY HERITAGE FINANCIAL, INC.

ARTICLE I
MEETINGS OF STOCKHOLDERS

Section 1.                Place of Meeting. All meetings of the stockholders of Community Heritage Financial, Inc. (the “Corporation”) shall be held at the principal office or place of business of the Corporation or at such other suitable place within the United States as may from time to time be determined by the Board of Directors in the notice of the meeting.

Section 2.                Annual Meetings. An annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on the date and at the time set by the Board of Directors.

Section 3.                Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board of Directors, the President, or the majority of the Board of Directors. A special meeting shall be called by the Secretary of the Corporation upon the written request of the holders of not less than 50% of all votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting and shall be delivered at the principal office of the Corporation addressed to the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing the notice of the meeting and, upon payment of these costs to the Corporation, the Secretary shall then give the required notice.

Section 4.                Notice of Meetings. Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled to notice of the meeting, notice in writing or by electronic transmission stating the date, time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called. Notice is given to a stockholder when it is (i) personally delivered to the stockholder, (ii) left at the stockholder’s residence or usual place of business, (iii) mailed to the stockholder, postage prepaid, at the stockholder’s address as it appears on the records of the Corporation, or (iv) transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.

The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article I, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone a meeting of stockholders prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Article I.

Section 5.                Conduct of Stockholders’ Meetings. Every meeting of stockholders shall be conducted by the chairman of the meeting, who shall be the Chairman of the Board or, in his/her absence, the Vice Chairman of the Board or, in his/her absence, any officer designated by the Board of Directors. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary, shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint a person to act as secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may establish such rules, regulations and procedures and take such action as, in the discretion of such person and without any action by the stockholders, are appropriate for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, including such regulation of the manner of voting and the conduct of discussions as the chairman of the meeting determines to be appropriate. Unless the chairman of the meeting otherwise requires, stockholders need not vote by ballot on any question.

Section 6.                Quorum; Adjournments. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Corporation’s Articles of Incorporation, as the same may be amended, restated and/or supplemented from time to time (the “Charter”), or by these Bylaws. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

The stockholders present either in person or by proxy, at a meeting that has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 7.                Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one vote for each share of stock standing in the stockholder’s name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, except as otherwise provided by law, by the Charter or by these Bylaws. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law, by the Charter or by these Bylaws.

Section 8.                Proxies. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than 11 months after its date unless otherwise provided in the proxy.

Section 9.                Voting of Stock by Certain Holders.

Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 10.            Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.            Advance Notice of Stockholder Proposals and Stockholder Nominees for Director.

(a)           Annual Meetings of Stockholders.

(i)            At any annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of such other business shall be conducted only as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the nomination or proposal of business to be considered must have been made (A) pursuant to the Corporation’s notice of the meeting, (B) by or at the direction of the Board of Directors, or (C) by a stockholder of the Corporation who is a stockholder of record at both the time of giving the notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at such meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(ii)           For any nomination or other business to be properly brought before the annual meeting by a stockholder pursuant to clause (C) of paragraph a(i) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of such other business, such other business must otherwise be a proper matter for stockholder action under Maryland law. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or is delayed more than 60 days after such anniversary date, then notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(iii)          To be in proper form, such stockholder’s notice shall be signed by the stockholder of record who intends to make the proposal (or such stockholder’s duly authorized proxy or other representative) and shall set forth:

A.	As to each individual whom the stockholder proposes to nominate for election or re-election as a director (each, a “Proposed Nominee”) (1) the principal occupation or employment of such person at present and for the last five years and all other information relating to such person that would indicate his or her qualifications to serve on the Board of Directors, and (2) a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or with respect to and actions to be proposed or taken by such person if elected a director;

B.	As to any other business that the stockholder proposes to bring before the meeting: (1) a reasonably detailed description of such business and the reasons for conducting such business at the meeting; (2) any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (3) a description of all arrangements or understandings between the stockholder submitting the notice and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder (or any Stockholder Associated Person) in such business; and (4) a description of all arrangements or understandings between the stockholder submitting the notice and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

C.	As to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person: (1) the name and address of such stockholder as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; (2) the class, series and number of shares of the Corporation’s stock or other securities of the Corporation (“Corporation Securities”), if any, that are owned of record or beneficially by such person, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Corporation Securities of any such person; (3) any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such person, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate or otherwise manage benefit, loss or risk of share price changes or to increase or decrease the voting power of, such person with respect to the Corporation Securities; (4) the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by, such stockholder, Proposed Nominee or Stockholder Associated Person; (5) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (6) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and (7) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(iv)          Such stockholder’s notice must also include: (A) a representation that such stockholder submitting such notice is a stockholder of record on the date of such notice and will remain such through the meeting date; (B) a representation that such stockholder submitting such notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting or nominate the Proposed Nominee(s), as applicable; and (C) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation.

(v)           Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee certifying that such Proposed Nominee: (A) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director that has not been disclosed to the Corporation; (B) will serve as a Director of the Corporation if elected; (C) consents to be named as a nominee for Director in any proxy materials with respect to the meeting; and (D) will upon the Corporation’s request complete and provide to the Corporation a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation to the stockholder providing the notice).

(b)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 3 of this Article I and that has supplied the information that would be required by paragraph (a)(3) of this Section 11 if such nomination was made with respect to an annual meeting or (iii) provided that the special meeting has been called in accordance with Section 3 of this Article I for the purpose of electing Directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a)(iii) of this Section 11, is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)           General.

(i)                 If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(ii)               Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(iii)             For purposes of this Section 11, “public announcement” shall mean disclosure (A) in a press release reported by a nationally recognized news service, (B) on a website maintained by the Corporation or (C) pursuant to notice delivered to the stockholders of the Corporation in accordance with Section 4 of this Article I.

(d)           Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law or other applicable law with respect to the submission of stockholder proposals or nominees for Director.

Section 12.            Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of the stockholders of the Corporation. The record date may not be prior to the close of business on the day the record date is fixed and may not be more than 90 days prior to the date of the notice or the date of the meeting (except as permitted by Section 6 of this Article 1), nor fewer than ten days before the date of the meeting. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be the later of the close of business on the day on which notice of the meeting is mailed or the 30th day before the meeting.

Section 13.            Informal Action by Stockholders. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with Maryland law. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action,

Section 14.           Telephone Meetings. The Board of Directors or the chairman of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

ARTICLE II
BOARD OF DIRECTORS; SELECTION; TENURE

Section 1.               General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

Section 2.              Number. The Corporation shall have nine Directors, which number, subject to the rights of the holders of any preferred stock of the Corporation, may be increased or decreased from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The stockholders shall not be entitled to fix the number of members of the Board of Directors.

Section 3.              Classification of Directors and Term of Office. Subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, the Directors shall be divided into three classes as nearly equal in number as possible, as set forth in the Charter. At each annual meeting of stockholders or special meeting in lieu thereof, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine and until their successors are duly elected and qualified.

If the number of Directors is changed pursuant to Section 2 of this Article II, then the Board of Directors shall apportion any increase or decrease among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent Director.

Section 4.               Annual and Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such change was made. Such notice shall be in the manner provided for notice of special meetings of Directors. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders’ meeting. Any business may be transacted at any regular meeting of the Board.

Section 5.               Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or at the request of three or more Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6.               Notice. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution. Otherwise, notice of the time and place of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three business days prior to the meeting; provided that notice of the date, time and place of such meeting shall also be given by electronic mail or fax at least three business days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws. Any notice required under this Section 6 may be waived and shall be deemed waived by any member of the Board of Directors who participates in such meeting unless the sole purpose of such Director’s participation is the objection to the adequacy of the notice given hereunder.

Section 7.               Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Charter or by these Bylaws. The Directors present at a meeting that has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.

In the absence of a quorum at any meeting of the Board, a majority of the Directors present may adjourn the meeting to another date, time and place until a quorum shall be present. Notice of the date, time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the date, time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 8.               Conduct of Meetings. The Chairman of the Board of Directors or, in his or her absence or inability to act, the Vice Chairman of the Board, if one has been elected, or, in the absence or inability of the Vice Chairman to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary of the Corporation, or if the Secretary is not present, any Assistant Secretary, shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

Section 9.              Compensation of Directors. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor

Section 10.            Vacancies. Vacancies in the Board of Directors, including newly created directorships resulting from an increase in the number of Directors, may be filled by a majority of the Board of Directors then in office, even though less than a quorum. A director elected by the Board of Directors to fill a newly created directorship or to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, and if then reelected at such annual meeting, such reelection shall be for the remaining or new term of the class for which such Director shall originally have been chosen.

Section 11.            Resignations; Retirement Age; Removal.

(a)                Resignations. A Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any resignation shall take effect immediately upon its receipt or at such later time specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

(b)               Retirement Age. No Director shall stand for re-election if, as of the date of election, he or she will have reached his or her 79th birthday.

(c)                Removal. A Director may be removed prior to the expiration of his or her term of office only for cause. Any such removal must be approved by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors, at a meeting of stockholders duly called for that purpose.

Section 12.            Action Taken Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous consent that sets forth the action is (a) given in writing or by electronic transmission by each member of the Board of Directors and (b) filed with the minutes of the proceedings of the Board of Directors. Any action so taken shall have the same effect as though taken at a meeting of the Board of Directors.

Section 13.            Honorary Directors; Directors Emeritus. The Board of Directors may from time to time designate and appoint one or more qualified persons to the position of “Honorary Director” or “Director Emeritus.” Each Honorary Director or Director Emeritus shall serve for such term as shall be specified in the resolution of the Board of Directors appointing him or her or until his or her earlier death, resignation or removal. An Honorary Director or Director Emeritus may be removed from such position with or without cause by the vote of a majority of the Board of Directors given at any regular or special meeting. An Honorary Director or Director Emeritus may be invited to attend all meetings of the Board of Directors but shall not be present at any portion of a meeting from which the Honorary Director or Director Emeritus shall have been excluded by vote of the Directors. An Honorary Director or Director Emeritus shall not be a “Director” or “Officer” within the meaning of the Charter or of these Bylaws; shall not hold himself or herself out as any of the foregoing; and shall not be liable to any person for any act of the Corporation. Notice of regular or special meetings may be given to an Honorary Director or Director Emeritus but the failure to give such notice shall not affect the validity of any meeting or the action taken thereat. An Honorary Director or Director Emeritus shall not have the powers of a Director, may not vote at meetings of the Board of Directors, and shall not take part in the operation or governance of the Corporation. An Honorary Director or Director Emeritus shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, and may also be reimbursed for expenses incurred in attending meetings of the Board of Directors or otherwise.

Section 14.            Meeting by Conference Telephone. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear one another at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

ARTICLE III
BOARD COMMITTEES

Section 1.              Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Governance and Nominating Committee, and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2.               Powers. The Board of Directors may delegate to committees appointed under Section 1 of this Article III any of the powers of the Board of Directors, except as prohibited by law.

Section 3.               Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a Chair of any committee, and such Chair or, in the absence of a Chair, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4.              Meeting by Conference Telephone. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear one another at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 5.              Action Taken Without a Meeting. Any action required or permitted to be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if a unanimous consent that sets forth the action is (a) given in writing or by electronic transmission by each member of the committee and (b) filed with the minutes of the proceedings of such committee. Any action so taken shall have the same effect as though taken at a meeting of a committee of the Board of Directors.

Section 6.               Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE IV
OFFICERS AND THEIR DUTIES

Section 1.               General Provisions. The officers of the Corporation shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. Any two or more offices except President and Vice President may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.               Election and Term of Officers. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following each annual meeting of the stockholders, provided, however, that such meeting to elect the officers must occur no later than 15 days after the Corporation’s annual meeting of stockholders and after the Directors-elect have qualified, and except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, resignation or removal.

Section 3.              Removal and Resignation. Any officer or agent of the Corporation may be removed from office, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect immediately upon its receipt or at any later time specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 4.               Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 5.               Chairman of the Board. The Board of Directors may designate from among its members a Chairman of the Board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the Chairman of the Board as an executive or non-executive chairman. The Chairman of the Board shall preside over the meetings of the Board of Directors. The Chairman of the Board shall perform such other duties as assigned to him or her by these Bylaws or the Board of Directors.

Section 6.              Vice Chairman of the Board. The Board of Directors may designate from among its members a Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall act in the place of the Chairman of the Board and shall assume his or her duties and shall be vested with all of his or her powers and authorities. The Vice Chairman of the Board shall have such other powers and perform such other duties as assigned to him or her by these Bylaws or by the Board of Directors.

Section 7.              President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a Chief Executive Officer and/or Chief Operating Officer by the Board of Directors, the President shall be the Chief Executive Officer and/or Chief Operating Officer, as the case may be. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as assigned to him or her the Board of Directors.

Section 8.              Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as assigned to him or her by the Board of Directors.

Section 9.              Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall perform all duties incident to the office of Chief Operating Officer and such other duties as assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 10.            Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall perform all duties incident to the office of Chief Financial Officer and such other duties as assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 11.            Vice Presidents. Each Vice President shall have such powers and shall perform such duties as assigned to him or her by the Board of Directors or the President. In the event of the absence or disability of the President or his or her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law or as otherwise provided herein.

Section 12.            Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder that shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors, the Chief Executive Officer and the President, and such other duties as assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

Section 13.            Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He or she shall render to the President and the Board of Directors, whenever either of them so requests, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors, the Chief Executive Officer and the President, and such other duties as assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. In the absence of a designation of a Treasurer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.

Section 14.           Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall (except as otherwise provided by resolution of the Board of Directors) have the power to perform all duties of the Secretary or Treasurer, respectively, in the absence or inability to act of the Secretary or Treasurer, respectively, and shall have such other powers and shall perform such other duties as assigned to him or her by the Board of Directors, the President or the Secretary or Treasurer, respectively.

Section 15.            Compensation. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director.

ARTICLE V
FISCAL MANAGEMENT

Section 1.               Fiscal Year. The fiscal year of the Corporation shall begin on the first day of each calendar year and end on the 31st day of December each year, unless otherwise determined by the Board of Directors.

Section 2.               Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine.

ARTICLE VI
CAPITAL STOCK

Section 1.               Issuance of Certificates of Stock. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Maryland law, and shall be entered in the books of the Corporation and registered as they are issued. Each certificate shall be signed by the President, a Vice President, the Chief Executive Officer or the Chairman of the Board, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. Such a certificate shall be valid and may be issued whether or not an officer who signed it is still an officer when it is issued. The name of the Corporation and of the person owning the shares represented thereby, with the number and class of such shares and the date of issue, shall be on the face of the certificate and entered on the Corporation’s books at the time of issuance.

Section 2.               Transfer of Shares.

(a)       Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, (ii) upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, or (iii) as otherwise prescribed by the Board of Directors. Upon receipt of such certificates and transfer instruments, instructions, or other materials prescribed by the Board, the Corporation shall issue a new certificate or, to the extent required under applicable law, evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate or uncertificated shares, and record the transaction upon the Corporation’s books

(b)       The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by Maryland law.

(c)       Notwithstanding anything to the contrary contained in these Bylaws, the Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the requirements established by the Board’s resolution, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 3.              Fixing of Record Date. The Board may fix, in advance, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution with respect to, or the allotment of other rights, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution or allotment, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution or allotment. If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but the payment or allotment shall not be made more than 60 days after the date on which the resolution is adopted.

Section 4.              Stock Ledger. The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5.              Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and/or registrar of transfers and may require that all stock certificates representing shares of any class to bear the signatures of such transfer agent or registrar of transfers, or the signatures of both.

Section 6.              Lost Stock Certificates. The Board of Directors or any officer of the Corporation authorized by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. The Board of Directors or any officer authorized by the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board of Directors or any such officer may direct and with such surety or sureties as may be satisfactory to the Board of Directors or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
SEAL

Section 1.              Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.              Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE VIII
CONTRACTS, CHECKS AND DEPOSITS

Section 1.              Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2.              Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3.              Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board of Directors may determine.

ARTICLE IX
INDEMNIFICATION

As used in this Article IX, any word or words that are defined in Section 2-418 of the Maryland General Corporation Law, as amended from time to time (the “Indemnification Section”), shall have the same meaning as provided in the Indemnification Section.

The Corporation shall indemnify and advance expenses to a current or former Director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by the Board of Directors, indemnify and advance expenses to such employee or agent in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

The indemnification and advancement of expenses provided by this Article IX or provided in the Charter shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise.

Any amendment, repeal or modification of any provision of this Article IX shall not adversely affect any right or protection of an indemnitee or his successor existing at the time of such amendment, repeal or modification.

ARTICLE X
AMENDMENT

The Board of Directors shall have the exclusive power and authority to amend, alter, change or repeal these Bylaws or any provision thereof, and to make from time to time any additional Bylaws, by resolution adopted by a majority of all of the Directors, at any regular or special meeting of the Board; provided, however, that a resolution adopted by two-thirds of the entire Board of Directors, at any regular or special meeting of the Board, shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, the provisions of this Article X; and further provided that no such action by the Board of Directors shall be inconsistent with any of the terms of the Charter. For the avoidance of doubt, the stockholders shall have no power or authority to amend, alter, change or repeal these Bylaws or any provision thereof, or to make additional Bylaws.

ARTICLE XI
MISCELLANEOUS

Section 1.             Waiver of Notice. Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 2.              Captions; Gender, Etc. The captions contained in these Bylaws are for convenience only and are not a part of these Bylaws and are not intended in any way to limit or enlarge the terms and provisions of these Bylaws or to aid in the construction thereof. All references to Sections, subsections, paragraphs, clauses or other subdivisions in these Bylaws refer to the corresponding Sections, subsections, paragraphs, clauses or other subdivisions of these Bylaws. All words used in these Bylaws shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to these Bylaws as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision of these Bylaws.

Section 3.               Interpretation. The Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws and the Charter, which interpretation shall be conclusive.

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These Bylaws were approved and adopted by the Board of Directors of Community Heritage Financial, Inc., and are effective, on October 19, 2018.